                                                                    Exhibit 23.2


               Consent of Ernst & Young LLP, Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of BriteSmile, Inc. for the registration of 5,908,571 shares of its common stock and warrants of our reports dated March 2, 2001, except for Note 1 as to which the date is March 28, 2001, with respect to the consolidated financial statements of BriteSmile, Inc. included in its Annual Report (Form 10-K) for the year ended December 30, 2000, filed with the Securities and Exchange Commission.


                                         /s/ Ernst & Young LLP

Walnut Creek, California
May 14, 2001